Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement Nos. 333-192519, 333-204597, 333-212107, 333-213472, 333-213471, 333-214593, 333-228933, 333-229278 and 333-229528 on Form S-3 of Par Pacific Holdings, Inc., and

(2)	Registration Statement Nos. 333-185612, 333-208575, 333-216518 and 333-225054 on Form S-8 of Par Pacific Holdings, Inc.
of our report dated December 5, 2018, with respect to the consolidated financial statements of TrailStone NA Asset Finance I, LLC as of and for the years ended December 31, 2017 and 2016, included in this Form 8-K/A.
/s/ Ernst & Young LLP

February 7, 2019
San Antonio, TX